UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

AXAR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36669	47-1434549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, Sixth Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-356-6130

AR Capital Acquisition Corp.

405 Park Avenue, 14th Floor, New York, New York 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2016, following the approval of the proposals at the Special Meeting of Stockholders and Special Meeting of Public Warrantholders (each as defined herein), the transactions contemplated by the Agreement by and among Axar Acquisition Corp. (f/k/a AR Capital Acquisition Corp.) (the “Company” or “we”), AR Capital, LLC (“ARC”) and Axar Master Fund Ltd. (“Axar”), dated September 16, 2016 (as amended, the “Agreement”), relating to ARC’s transfer of all of its shares of Company common stock and warrants to Axar, closed (the “Closing”). In connection with the Closing, the Company entered into the following agreements or amendments to agreements, as applicable (collectively, the “Closing Agreements”).

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Letter agreement with Axar, in substantially the form as was entered into between the Company and ARC in connection with the Company’s initial public offering (“IPO”), pursuant to which Axar will be, subject to certain exceptions and limitations, liable to the Company if and to the extent any claims by a vendor for services rendered (other than the Company’s independent public accountants) or products sold to the Company, or a prospective target business with which the Company has entered into an acquisition agreement, reduce the amount of funds in the Trust Account (as defined below).

•	Amendment to the letter agreement among the Company, ARC, Nicholas S. Schorsch, William M. Kahane, Nicholas Radesca and Yoav Wiegenfeld, pursuant to which the insider letter agreement among the foregoing parties entered into in connection with the IPO was terminated with respect to ARC, Mr. Schorsch, Mr. Radesca and Mr. Kahane.

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Amendment to the Trust Agreement (as defined below) to extend the date by which the Trustee (as defined below) must commence liquidating the Trust Account if the Company has not consummated a business combination (the “Termination Date”) from October 7, 2016 (the “Current Termination Date”) to (i) October 1, 2017 or (ii) if prior to October 1, 2017, the Company publicly discloses that an extension past October 1, 2017 will not prevent the Company from maintaining the listing of its securities on The Nasdaq Capital Market, December 31, 2017 (the “Extended Termination Date”).

•	Amendment to the Warrant Agreement, dated as of October 1, 2014 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, providing for the conversion of all of the 12,000,000 outstanding public warrants into the right to receive $0.15 per public warrant, payable in cash or shares of common stock (valued at $10.00 per share), at the discretion of the Company, automatically upon the consummation of a business combination, and (ii) to increase the exercise price of the warrants issued in a private placement concurrently with the IPO (“Private Placement Warrants”) from $11.50 to $12.50 (subject to further adjustment as provided therein).

•	Amendment to the compensation reimbursement agreement providing for the termination, effective as of the Closing, of the compensation reimbursement agreement between ARC and the Company.

•	Dividend waiver letter, pursuant to which the Company’s independent directors have waived their right to receive the dividend described in Item 8.01.

•	Joinder to the registration rights agreement, pursuant to which Axar became a party to the registration rights agreement entered into by the Company and the other signatories thereto at the time of the IPO.

•	Escrow letter agreement, pursuant to which Axar agreed to be bound by the terms of the securities escrow agreement that was entered into by ARC, the Company, the Company’s independent directors and Continental Stock Transfer & Trust Company in connection with the IPO.

The foregoing summaries of the Closing Agreements are qualified in their entirety by reference to the text of the Closing Agreements, which are filed as Exhibits 10.1 through 10.8 and incorporated herein by reference.

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At the Closing, Axar owned 85.8% of the Company’s outstanding common stock, consisting of (i) 5,947,827 shares of common stock acquired from ARC and (ii) 1,350,000 shares of common stock that Axar purchased from stockholders who indicated an intention to redeem such shares in connection with the Extension Amendment (as defined in Item 5.07). Axar also owns 6,550,000 Private Placement Warrants. In consideration for the transfer of the shares and Private Placement Warrants described in this paragraph, Axar has agreed to pay ARC $1,000,000 upon the closing of the Company’s initial business combination in addition to the $10.00 paid on the date of the Closing.

In connection with the Closing, Axar has agreed to lend us on January 1, 2017 and on the first business day of each of the following three fiscal quarters commencing thereafter (or, if the Extended Termination Date is October 1, 2017, the following two fiscal quarters commencing thereafter) approximately $125,300 (the “Trust Loans”), which amounts will be deposited in the Trust Account. Axar has also agreed to lend us up to $2 million for working capital and other expenses (together with the Trust Loans, the “Loans”). The Loans will be non-interest bearing and repayable by us to Axar upon consummation of an initial business combination.

Reference is made to the disclosure set forth in Item 1.01 of the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on September 19, 2016 (File No. 001-36669) and Item 1.01 of the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on September 27, 2016 (File No. 001-36669), which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the description of the amendment to the Warrant Agreement in Item 5.07 under the caption “Special Meeting of Public Warrantholders,” which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth in Item 1.01 and Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by the Company, effective upon the Closing, Andrew Axelrod was appointed as Chief Executive Officer and Executive Chairman of the Board of Directors, Lionel Benichou was appointed as Chief Financial Officer, Nicholas S. Schorsch and William Kahane each resigned from their positions as officers and directors and Nicholas Radesca resigned as Chief Financial Officer of the Company.

Reference is made to the disclosure set forth in Item 1.01 herein and in Item 5.02 of the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on September 19, 2016 (File No. 001-36669), which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the Closing and the approval of the proposals at the Special Meeting of Stockholders and Special Meeting of Public Warrantholders (each as defined in Item 5.07), on October 7, 2016, we filed an Amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware to effectuate the Extension Amendment and Name Change Amendment (both as defined in Item 5.07).

Reference is made to the disclosure set forth in Item 5.07, which is incorporated herein by reference.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 6, 2016, we held a special meeting of stockholders (the “Special Meeting of Stockholders”) and a special meeting of public warrantholders (the “Special Meeting of Public Warrantholders”).

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We set forth below a summary of the final voting results for the proposals that our stockholders and public warrantholders considered and voted on at the Special Meeting of Stockholders and Special Meeting of Public Warrantholders.

Special Meeting of Stockholders

1.	Extension Amendment

The Company’s stockholders approved a proposal to amend the Charter to extend the Termination Date from the Current Termination Date to the Extended Termination Date (such Charter amendment, the “Extension Amendment”). We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
23,871,886	3,585,403	2,371,008

2.	Reverse Stock Split/Withdrawal Amendment

The Company’s stockholders approved a proposal to amend the Charter (i) to effect a reverse stock split of our common stock, only if there are greater than 10,000,000 shares of our common stock initially sold as part of the units (“public shares”) in the IPO outstanding immediately after the completion of any redemptions of public shares in connection with the Extension Amendment, using a ratio, to be established by the board of directors of the Company in its sole discretion not to exceed 1:2.4, that would reduce the total number of public shares to 10,000,000 (the “Reverse Stock Split”), and (ii) to permit the withdrawal of funds from the trust account established in connection with the IPO (the “Trust Account”) to pay the cash dividend described in the Trust Dividend Withdrawal Amendment proposal below (the “Reverse Stock Split/Withdrawal Amendment”). We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
23,880,524	3,576,765	2,371,008

3.	Name Change Amendment

The Company’s stockholders approved a proposal to amend the Charter to change the Company’s name from “AR Capital Acquisition Corp.” to “Axar Acquisition Corp.” (the “Name Change Amendment”). We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
23,884,228	3,573,061	2,371,008

4.	Trust Extension Amendment

The Company’s stockholders approved a proposal to amend the Investment Management Trust Agreement, dated as of October 1, 2014 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to extend the date on which the Trustee must commence liquidation of the Trust Account in the event the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date and to permit the withdrawal of funds from the Trust Account to pay holders of public shares (“public stockholders”) who properly exercise their redemption rights in connection with the Extension Amendment (the “Trust Extension Amendment”). We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
23,871,886	3,585,403	2,371,008

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5.	Trust Dividend Withdrawal Amendment

The Company’s stockholders approved a proposal to amend the Trust Agreement to permit the withdrawal of funds from the Trust Account to pay a cash dividend to be declared by our board of directors on the common stock outstanding, which will be payable immediately after and only if the Reverse Stock Split is effected, in an amount per outstanding share equal to (i) the amount of cash held in the Trust Account in excess of $100,000,000 after giving effect to redemptions in connection with the Extension Amendment, divided by (ii) 10,000,000 (the “Trust Dividend Withdrawal Amendment”). We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
23,876,590	3,580,699	2,371,008

Redemptions

At the Special Meeting of Stockholders, holders of 21,493,889 public shares elected to exercise their redemption rights, which resulted in 2,506,111 public shares remaining outstanding following the Special Meeting of Stockholders. As a result, the Reverse Stock Split/Withdrawal Amendment and the Trust Dividend Withdrawal Amendment, which were approved, will not be effected because the implementation of such proposals was conditioned upon there being more than 10,000,000 public shares outstanding immediately after the completion of redemption of public shares in connection with the Extension Amendment.

Special Meeting of Public Warrantholders

Extension Amendment

The Company’s public warrantholders approved a proposal to amend to the Warrant Agreement to provide for (i) the conversion, upon the consummation of a business combination, of all of the 12,000,000 outstanding public warrants into the right to receive $0.15 per public warrant, payable in cash or shares of the Company’s common stock (valued at $10.00 per share), at the discretion of the Company, which the Company believes will increase the Company’s strategic opportunities and attractiveness to potential target businesses and future investors by eliminating the dilutive impact of the public warrants, and (ii) the increase in the exercise price of the Private Placement Warrants from $11.50 to $12.50 per share (subject to further adjustment as provided therein) (the “Warrant Amendment Proposal”). We set forth below the results of the public warrantholder vote on this proposal:

Votes For	Votes Against	Abstentions
7,984,708	1,155,155	75,000

Item 8.01. Other Events.

On October 7, 2016 and following approval of the proposals at the Special Meeting of Stockholders and Special Meeting of Public Warrantholders, the Company’s Board of Directors declared a dividend (the “Dividend”) on the Company’s common stock consisting of one-half of one warrant per share of common stock, with each whole warrant exercisable to purchase one share of common stock at $12.50 per share (each a “new warrant”). The new warrants will be issued on October 17, 2016 to stockholders of record on October 11, 2016. Each holder of the Company’s common stock will receive one-half of one new warrant for every share owned as of the record date (with the number of warrants rounded down to the nearest whole number). The new warrants will not be exercisable until the later of (i) the date that is 30 days after the first date on which the Company completes an initial business combination and (ii) October 17, 2017. The new warrants are expected to be quoted on the OTC market. Only a whole new warrant may be exercised at any given time by a warrantholder. A warrantholder will not be able to exercise any one-half of one new warrant unless it is combined with another one-half of one new warrant. The Company will issue the new warrants pursuant to a warrant agreement which will be attached as an exhibit to the Company’s Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission prior to the date of issuance of the new warrants.

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On October 7, 2016, the Company issued a press release announcing, among other things, the results of the Special Meeting of Stockholders and the Special Meeting of Public Warrantholders and the declaration of the Dividend. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXAR ACQUISITION CORP.

By:	/s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Chief Executive Officer

Dated: October 13, 2016

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation.
10.1	Letter Agreement, dated October 7, 2016, by and between Axar Master Fund Ltd. and the Company.
10.2	Amendment to the Letter Agreement, dated October 7, 2016, by and among the Company, AR Capital, LLC, Nicholas S. Schorsch, William M. Kahane, Nicholas Radesca and Yoav Wiegenfeld.
10.3	Amendment No. 1 to the Investment Management Trust Agreement, dated as of October 7, 2016, by and between Continental Stock Transfer & Trust Company and the Company.
10.4	Amendment No. 1 to the Warrant Agreement, dated as of October 7, 2016, by and between the Company and Continental Stock Transfer & Trust Company.
10.5	Amendment to the Compensation Reimbursement Agreement, dated as of October 7, 2016, by and between the Company and AR Capital, LLC.
10.6	Dividend Waiver Letter, dated October 7, 2016, by and among Dr. Robert J. Froehlich, David Gong, P. Sue Perrotty, Axar Master Fund Ltd. and the Company.
10.7	Joinder to Registration Rights Agreement, dated October 7, 2016, by Axar Master Fund Ltd.
10.8	Escrow Letter Agreement, dated October 7, 2016, by and among AR Capital, LLC, the Company, Axar Master Fund Ltd. and Continental Stock Transfer & Trust Company.
99.1	Press Release.

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